FOR IMMEDIATE RELEASE

DATE:        April 29, 2009
CONTACT:     Joseph F. Conners
             Executive Vice President and Chief Financial Officer
PHONE:       (215) 864-6000

BENEFICIAL MUTUAL BANCORP, INC. ANNOUNCES FIRST QUARTER 2009 RESULTS

PHILADELPHIA, PENNSYLVANIA, April 29, 2009 -- Beneficial Mutual Bancorp, Inc. (Beneficial) (NASDAQGS: BNCL), the parent company of Beneficial Bank, today announced its financial results for the first quarter of 2009.

Net income for the three months ended March 31, 2009 was $5.1 million, a decrease of $1.0 million from the $6.1 million earned in the first quarter of 2008, and an increase of $8.1 million from the net loss of $2.9 million recorded in the fourth quarter of 2008. Earnings per share for the first quarter of 2009 were $0.07, compared to earnings of $0.08 per share in the quarter ended March 31, 2008, and a loss of $0.04 per share for the quarter ended December 31, 2008.

"Given the economic crises and challenging operating environment, we are encouraged by our earnings performance and remain committed to continued improvement," said Gerard Cuddy, Beneficial's President and CEO. "For 156 years we've helped our customers do the right thing financially. In the first quarter of 2009, that has resulted in increased core deposits, loan growth, and positive momentum in our insurance and wealth management businesses. We are increasing our customer count because we are actively welcoming customers from distressed and distracted competitors. Our capital position is strong. We did not apply for the government's TARP funding because we didn't need it, and we didn't want it. Finally, our outstanding employees continue to inspire confidence as they remain focused on achieving our strategic goals."

Highlights for the quarter included:

    o Deposits increased by $177.3 million, or 6.5%, to $2.9 billion at March 31, 2009, up from $2.7 billion at December 31, 2008.

    o Total loans outstanding grew during the quarter ended March 31, 2009, to $2.5 billion, up from $2.4 billion at December 31, 2008.

    o Non-interest income increased $4.1 million, or 106.9%, to $8.0 million during the first quarter of 2009, from $3.9 million during the three months ended December 31, 2008. This rise included increases in insurance commission income and gains on the sale of available-for-sale investment securities, along with a reduced impairment charge related to the value of common equity securities deemed to be other than temporarily impaired.

Balance Sheet
-------------

Total assets increased $47.4 million, or 1.2% from December 31, 2008, to $4.0 billion at March 31, 2009. The increase in total assets was primarily due to an increase in cash and cash equivalents of $28.9 million and an increase in total loans outstanding of $119.7 million, partially offset by a decrease of $84.4 million in investment securities during the first quarter of 2009.

Total deposits increased $177.3 million, or 6.5%, to $2.9 billion at March 31, 2009 compared to $2.7 billion at December 31, 2008. The largest contributor to this increase was growth in core deposits of $200.0 million to $1.9 billion at March 31, 2009 from $1.7 billion at December 31, 2008. Both interest bearing and non-interest bearing deposits grew during the first quarter of 2009.

At March 31, 2009, Beneficial's stockholders' equity equaled $620.3 million, or 15.3% of total assets, compared to stockholders' equity of $610.5 million, or 15.3% of total assets at December 31, 2008. The increase in stockholders' equity resulted primarily from earnings and a rise in accumulated other comprehensive income of $4.2 million related to an increase in unrealized gains in available-for-sale securities.

Asset Quality
-------------

Nonperforming loans totaled $38.3 million, or 0.94% of total assets at March 31, 2009, compared to $38.0 million, or 0.95% of total assets at December 31, 2008. Net charge-offs during the three month period ended March 31, 2009 were $2.6 million, compared to $1.4 million during the three months ended December 31, 2008. The allowance for loan losses at March 31, 2009 totaled $37.3 million, or 1.46%, of total loans outstanding, compared to $36.9 million, or 1.52% of total loans outstanding, at December 31, 2008.

The increase in net charge-offs resulted primarily from the charge-off of several loans to a single borrower totaling $1.5 million. The full outstanding balance of these loans was reserved for in the fourth quarter of 2008. The Bank recorded a provision for loan losses of $3.0 million during the three months ended March 31, 2009, compared to a provision of $13.1 million for the quarter ended December 31, 2008. The provision for previous quarter included $5.7 million related to one shared national credit and $5.4 related to the ongoing evaluation of risk factors applied to the loan portfolio, reflecting the rapid deterioration in the economic environment during the quarter ended December 31, 2008.

Net Interest Income
-------------------

Beneficial's net interest income increased $2.4 million, or 8.7%, to $29.5 million for the three months ended March 31, 2009, compared to $27.1 million for the same period in 2008, and decreased by $0.3 million, or 0.9% from the three months ended December 31, 2008. The net interest margin declined to 3.22% for the three months ended March 31, 2009, a decrease of 6 basis points from the same period in 2008, and a decrease of 12 basis points from the quarter ended December 31, 2008. These declines are primarily due to a decline in interest income which exceeded the decline in interest expense.

Non-interest Income
-------------------

Non-interest income rose to $8.0 million for the three months ended March 31, 2009, up $0.7 million from the $7.3 million recorded for the first quarter of 2008, and $4.1 million from the $3.9 million recorded for the quarter ended December 31, 2008. The increase in non-interest income from the fourth quarter of 2008 was primarily due to growth in insurance commission revenue and a gain on the sale of available-for-sale securities of $2.8 million during the quarter, partially offset by an impairment charge recorded for certain common equity securities of $1.2 million.

Non-interest Expense
--------------------

Non-interest expense was $28.4 million for the three months ended March 31, 2009, up $2.5 million, or 9.8%, from $25.9 million for quarter ended March 31, 2008. The increase in non-interest expense resulted primarily from an increase in salaries and employee benefits of $1.3 million and an increase in expense related to advertising. Compared to the quarter ended December 31, 2008, non-interest expense increased $1.3 million, or 4.8% during the first quarter of 2009.

About Beneficial Mutual Bancorp
-------------------------------

Beneficial is a community-based, diversified financial services company providing consumer and commercial banking services. Its principal subsidiary, Beneficial Bank, has served individuals and businesses in the Delaware Valley area since 1853. The Bank is the oldest and largest bank headquartered in Philadelphia, Pennsylvania, with 72 offices in the greater Philadelphia and South Jersey regions. Insurance services are offered through the Beneficial Insurance Services, LLC and wealth management services are offered through the Beneficial Advisors, LLC, both wholly owned subsidiaries of the Bank. For more information about the Bank and Beneficial, please visit www.thebeneficial.com.

Forward Looking Statements
--------------------------

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of Beneficial's loan or investment portfolios. Additionally, other risks and uncertainties may be described in Beneficial's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, Beneficial assumes no obligation to update any forward-looking statements.


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

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                                                               MARCH 31,       DECEMBER 31,       MARCH 31,
                                                                                  2009             2008             2008
                                                                             ---------------  ---------------- ----------------

ASSETS:
  Cash and Cash Equivalents:
     Cash and due from banks                                                    $     72,996   $       44,380    $      46,061
     Interest-bearing deposits                                                           250                9            4,650
     Federal funds sold                                                                   --               --               --
                                                                                ------------   --------------    -------------
               Total cash and cash equivalents                                        73,246           44,389           50,711

  Investment Securities:
     Available-for-sale (amortized cost of $1,017,591, $1,095,252 and
       $1,053,659 at March 31, 2009, December 31 and March 31, 2008,
       respectively)                                                               1,041,614        1,114,086        1,062,297
     Held-to-maturity (estimated fair value of $65,872, $77,369 and
       $93,412 at March 31, 2009, December 31 and March 31, 2008,
       respectively)                                                                  64,062           76,014           92,903
     Federal Home Loan Bank stock, at cost                                            28,068           28,068           23,086
                                                                                ------------   --------------    -------------
               Total investment securities                                         1,133,744        1,218,168        1,178,286
                                                                                ------------   --------------    -------------

  Loans:                                                                           2,544,278        2,424,582        2,156,313
     Allowance for loan losses                                                       (37,345)         (36,905)         (20,580)
                                                                                ------------   --------------    -------------
               Net loans                                                           2,506,933        2,387,677        2,135,733

  Accrued Interest Receivable                                                         18,186           17,543           17,224

  Bank Premises and Equipment, net                                                    78,328           78,490           77,602

  Other Assets:
     Goodwill                                                                        111,462          111,462          110,214
     Bank owned life insurance                                                        31,216           30,850           29,758
     Other intangibles                                                                23,094           23,985           27,452
     Other assets                                                                     73,287           89,486           71,729
                                                                                ------------   --------------    -------------
               Total other assets                                                    239,059          255,783          239,153
                                                                                ------------   --------------    -------------

Total Assets                                                                    $  4,049,496   $    4,002,050    $   3,698,709
                                                                                ============   ==============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Liabilities:
     Deposits:
          Non-interest bearing deposits                                         $    243,845   $      226,382    $     243,179
          Interest bearing deposits                                                2,675,109        2,515,297        2,311,199
                                                                                ------------   --------------    -------------
               Total deposits                                                      2,918,954        2,741,679        2,554,378
          Borrowed funds                                                             443,687          580,054          461,080
       Other liabilities                                                              66,544           69,777           69,454
                                                                                ------------   --------------    -------------
               Total liabilities                                                   3,429,185        3,391,510        3,084,912
                                                                                ------------   --------------    -------------

Commitments and Contingencies

  Stockholders' Equity:
     Preferred Stock - $.01 par value, 100,000,000 shares authorized, none issued or outstanding as of March 31, 2009, December 31 and March 31,
       2008                                                                               --               --               --
     Common Stock - $.01 par value, 300,000,000 shares authorized, 82,264,457 shares issued and outstanding as of March 31, 2009 and December 31 and
       March 31, 2008                                                                    823              823              823
     Additional paid-in capital                                                      343,093          342,420          360,108
     Unearned common stock held by employee stock ownership plan                     (27,609)         (28,510)         (30,232)
     Retained earnings (partially restricted)                                        301,234          296,106          285,621
     Accumulated other comprehensive gain (loss), net                                  4,618             (299)          (2,523)
     Treasury stock, at cost, 211,904 shares, at March 31, 2009 and 0
     shares at December 31 and March 31, 2008                                         (1,848)              --               --
                                                                                ------------   --------------    -------------
               Total stockholders' equity                                            620,311          610,540          613,797
                                                                                ------------   --------------    -------------

Total Liabilities and Stockholders' Equity                                      $  4,049,496   $    4,002,050    $   3,698,709
                                                                                ============   ==============    =============



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


BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                                      FOR THE THREE MONTHS ENDED
                                                                             MARCH 31,      DECEMBER 31,         MARCH 31,
                                                                        -------------------------------------------------------
                                                                              2009              2008               2008
                                                                        ----------------- ------------------ ------------------
INTEREST INCOME:
  Interest and fees on loans                                                $     33,357        $    33,890       $     32,495

  Interest on federal funds sold                                                       2                  1                361

  Interest and dividends on investment securities:
     Taxable                                                                      13,613             14,303             15,019
     Tax-exempt                                                                      556                540                367
                                                                            -------------       -----------       ------------
                    Total interest income                                         47,528             48,734             48,242
                                                                            -------------       -----------       ------------

INTEREST EXPENSE:
  Interest on deposits:
     Interest bearing checking accounts                                            1,984              1,560              1,286
     Money market and savings deposits                                             3,451              3,772              3,758
     Time deposits                                                                 7,946              8,627             11,146
                                                                            -------------       -----------       ------------
               Total                                                              13,381             13,959             16,190

  Interest on borrowed funds                                                       4,668              5,032              4,934
                                                                            -------------       -----------       ------------
                     Total interest expense                                       18,049             18,991             21,124
                                                                            -------------       -----------       ------------

Net interest income                                                               29,479             29,743             27,118


Provision for loan losses                                                          3,000             13,110                300
                                                                            -------------       -----------       ------------

Net Interest Income After Provision for Loan Losses                               26,479             16,633             26,818
                                                                            -------------       -----------       ------------

NON-INTEREST INCOME:
     Insurance commission and related income                                       2,748              2,212              3,265
     Service charges and other income                                              3,652              3,816              3,942
     Impairment charge on securities available for sale                           (1,230)            (2,479)                --
     Gain on sale of investment securities available for sale                      2,848                327                128
                                                                            -------------       -----------       ------------
                Total non-interest income                                          8,018              3,876              7,335
                                                                            -------------       -----------       ------------

NON-INTEREST EXPENSE:
     Salaries and employee benefits                                               14,275             12,601             12,992
     Occupancy                                                                     3,203              2,866              2,946
     Depreciation, amortization and maintenance                                    2,227              2,107              1,975
     Advertising                                                                   1,749              2,754              1,111
     Amortization of intangible                                                      892                907              1,747
     Other                                                                         6,092              5,897              5,121
                                                                            -------------       -----------       ------------
               Total non-interest expense                                         28,438             27,132             25,892
                                                                            -------------       -----------       ------------

Income (Loss) before income taxes                                                  6,059             (6,623)             8,261

                                                                            -------------       -----------       ------------
Income tax expense (benefit)                                                         931             (3,685)             2,200
                                                                            -------------       -----------       ------------

NET INCOME (LOSS)                                                           $      5,128        $    (2,938)      $      6,061
                                                                            -------------       -----------       ------------

EARNINGS (LOSS) PER  SHARE - Basic                                          $       0.07        $     (0.04)      $       0.08

EARNINGS (LOSS) PER  SHARE - Diluted                                        $       0.07        $     (0.04)      $       0.08
                                                                            -------------       -----------       ------------

Average common shares outstanding - Basic                                     77,756,281         77,778,319         79,214,946
Average common shares outstanding - Diluted                                   77,797,091         77,778,319         79,214,946



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

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                           MARCH 31,             DECEMBER 31,              MARCH 31,
                                                             2009                    2008                    2008
                                                        ---------------        ---------------          --------------

ASSET QUALITY INDICATORS:
  Non-performing assets:
       Non-accruing loans                                  $     20,706            $    17,163             $    2,573
       Accruing loans past due 90 days or more                   17,550                 20,883                 10,918
                                                        ---------------        ---------------          -------------
           Total non-performing loans                            38,256                 38,046                 13,491

Troubled debt restructurings                                     16,467                 16,442                     --
Real estate owned                                                 6,316                  6,297                  5,561
                                                        ---------------        ---------------          -------------

             Total non-performing assets                   $     61,039            $    60,785             $   19,052
                                                        ===============        ===============          =============

Non-performing loans to total loans                                1.50%                  1.57%                  0.63%

Non-performing loans to total assets                               0.94%                  0.95%                  0.36%

Non-performing assets to total assets                              1.51%                  1.52%                  0.52%

Non-performing assets less accruing loans
  Past due 90 days or more to total assets                         1.07%                  1.00%                  0.22%

                                                                            FOR THE THREE MONTHS ENDED
                                                        --------------------------------------------------------------------
                                                             MARCH 31,              DECEMBER 31,               MARCH 31,
                                                               2009                     2008                     2008
                                                        ------------------       ------------------        -----------------
   PERFORMANCE RATIOS:
   (ANNUALIZED)
   Return on average assets                                    0.52%                  (0.30%)                     0.66%
   Return on average equity                                    3.39%                  (1.93%)                     3.89%
   Net interest margin                                         3.22%                   3.34%                      3.28%

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